                                                                   EXHIBIT 10.37

                                LEASE AMENDMENT

This document amends the Lease Agreement dated November 14, 1996 and amended November 24, 1997, March 27, 1998, and June 4, 1998 by and between Blue Lake Partners, Ltd. ("Landlord"), and McAfee Software, Inc., a Delaware Corporation ("Tenant"), for the Premises located at 4099 McEwen, Suites 405, 500, 620, & 700, and 4101 McEwen, Suite 300 Dallas, Texas 75244 as follows:



Basic Lease Provision No. 2 "Premises"

Effective August 1, 1998, Tenant shall expand into Suite #270 in the 4101 McEwen Building containing 3,663 rentable square feet within The Centre office complex while maintaining all it present space at 4099 and 4101 McEwen. The new, combined square footage will total 59,367 rentable square feet. The expansion space (4101 McEwen, Suite #270) is further defined and delineated on the attached Exhibit "A-4".

Basic Lease Provision No. 3 "Basic Rent"

Effective August 1, 1998, Tenant's Basic Monthly Rent shall adjust as follows:


            Term                                Monthly Rent
            ----                                ------------
August 1, 1998 thru July 31, 1999               $82,415.08
August 1, 1999 thru July 31, 2002               $76,616.08
Feb. 1, 2002 thru Feb. 17, 2003                 $81,243.23

Basic Lease Provision No. 4 "Tenant's Pro Rate Share"

Effective August 1, 1998, Tenant's proportionate share of the 4101 McEwen Building shall be set at 15.71% for all purposes under this Lease.

Basic Lease Provision No.'s 5&6 "Operating Expense Stop"

Effective August 1, 1998, the Expense Stop for the expansion space (4101 McEwen, Suite #270 - 3,663 rsf) shall be set at an amount equal to the sum of the actual grossed up operating expenses for 1998, expressed as a function of 124,326 rentable square feet for the building.

Basic Lease Provision No. 7 "Term"

Effective August 1, 1998, Tenant's Lease Term for the expansion space only (4101 McEwen, Suite 270 - 3,663 rsf) shall be twelve (12) months for an expiration date of July 31, 1999.

Basic Lease Provision No. 11 "Tenant's Broker"

Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

Exhibit "D"

Tenant accepts this expansion space (4101 McEwen, Suite #270 - 3,663 rsf) in its current "as is " condition and agrees that the Landlord has no leasehold improvement obligations.

Rider No. 2 "Renewal Option"

This expansion area (4101 McEwen, Suite #270 - 3,663 rsf) shall be subject to the same renewal option as the existing premises except the term shall be for forty two and one half months (42 1/2) to be coterminous with the existing premises' expiration date.

Submission of this instrument for examination or signature by Tenant is not effective until execution by and delivery to both Landlord and Tenant.

All other terms and conditions shall remain the same and in full force and effect.


EXECUTED the 21st day of July, 1998.

                        LANDLORD: Blue Lake Partners, Ltd.

                        By: SF Realty, Inc. Its General Partner

                        By: /s/ JIM KIRKHOFF
                           --------------------------------
                           Jim Kirkhoff, Director of Leasing

                        TENANT: McAfee Software, Inc.
                                (a Delaware Corporation)

                        By: /s/ PRABHAT K. GOYAL
                           --------------------------------
                           Prabhat Goyal
                           CFO

                                  Exhibit "A-4"


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